                                                                   EXHIBIT 19.3




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               September 2, 1996
                               -----------------
                       (Date of earliest event reported)


                              UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)


DELAWARE                               0-10372                          23-2154902
(State or other jurisdiction           (Commission File No.)            (IRS Employer Identification No.)
of incorporation or organization)


            118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 363-8237
                          (Issuer's telephone number)


   BLUE JAY ENTERPRISES, INC., 11835 WEST OLYMPIC BOULEVARD, EAST TOWER, LOS
                              ANGELES, CA  90064
         (Former name or former address, if changed since last report)

ITEM 4.          CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


        On September 2, 1996, Registrant, acting upon the authorization of its Board of Directors, selected Arthur Andersen L.L.P. as its principal independent accountant to replace Jones, Jensen & Co. Except as described below, the reports of Registrant's prior principal accountant for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles. The reports related to periods before Registrant acquired its current business operations and to periods in which Registrant was a development stage company. Accordingly, the reports noted that Registrant was a development stage company which had no significant operating results to the date of such reports and stated that unless Registrant was able to obtain significant outside financing, there existed substantial doubt of its ability to continue as a going concern.

        There were no disagreements with the Registrant's former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


ITEM 5.          OTHER EVENTS.


        Effective September 3, 1996, the Registrant amended its
Certificate of Incorporation and Bylaws. Among other things, the Amended and Restated Certificate of Incorporation changed the name of the Registrant to Unidyne Corporation. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibits
3.1 and 3.2, respectively.

ITEM 7.          EXHIBITS.

EXHIBIT NO.
- -----------
   3.1                 Amended and Restated Certificate of Incorporation of Blue Jay
                       Enterprises, Inc.

   3.2                 Amended and Restated Bylaws of Unidyne Corporation.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 9, 1996        /s/ C. Eugene Hutcheson
                               ------------------------
                               C. Eugene Hutcheson
                               Chairman, Chief Executive Officer and President

                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           BLUE JAY ENTERPRISES, INC.


         BLUE JAY ENTERPRISES, INC., a corporation organized and existing under the law of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         1. The Corporation was originally incorporated under the name BLUE JAY PETROLEUM CORP., and the name was subsequently changed to BLUE JAY ENTERPRISES, INC.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 1, 1980. The original Certificate of Incorporation has heretofore been amended.

         3. This Amended and Restated Certificate of Incorporation amends the Certificate of Incorporation, as amended and heretofore in effect, to change the name of the Corporation, authorize shares of preferred stock, par value $10.00, create a classified board of directors, limit stockholder actions to those actions taken at meetings of the stockholders, limit the ability to amend certain provisions of the Certificate of Incorporation, as amended, or the Corporation's bylaws, limit the personal liability of directors to the Corporation or its stockholders, and authorize indemnification of the Corporation's directors, and also integrates and restates the Certificate of Incorporation, as amended and heretofore in effect and as further amended hereby.

         4. This Amended and Restated Certificate of Incorporation has been proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "CORPORATION LAW"), and is as follows:

         FIRST:  The name of the Corporation is UNIDYNE CORPORATION.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation has authority to issue is Seventy Million (70,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock of the par value of $0.001 per share (the "COMMON STOCK") and Twenty Million (20,000,000) shares shall be Preferred Stock of the par value of $10.00 per share (the "PREFERRED STOCK"). The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law. The shares of the Preferred Stock and Common Stock, respectively, shall have the following express terms:

         SECTION 1.  PREFERRED STOCK.

         1.1 AUTHORITY OF THE BOARD OF DIRECTORS TO CREATE SERIES. The Board of Directors of the Corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the Corporation Law, at any time or from time to time, by resolution or resolutions, to create one or more series of Preferred Stock, to fix the authorized number of shares of any such series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:

                 (i) the designation of such series, which may be by distinguishing number, letter or title;

                 (ii) the rate or rates at which shares of such series shall be entitled to receive dividends; the periods in respect of which dividends are payable; the conditions upon, and times of payment of, such dividends; the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate; and the other terms and conditions applicable to dividends upon shares of such series;

                 (iii) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved or wound up (which may vary depending upon the time, manner or voluntary or involuntary nature or other circumstances of such liquidation, dissolution or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                 (iv) the right, if any, of the Corporation to redeem shares of such series at its option, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption (which may vary depending on the time, manner or other circumstances of such redemption), and the manner, effect and other terms and conditions of any such redemption;

                 (v) the obligation, if any, of the Corporation to purchase, redeem or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time or such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                 (vi) the voting rights, if any, which, if granted, may be full, special, or limited, to be given the shares of such series, including, without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Stock, restricting the permissible terms of other series or the permissible variations between series of the Preferred Stock, authorizing or issuing additional shares of the Preferred Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preferred Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

                 (vii) the right, if any, to exchange or convert the shares into shares of any other series of the Preferred Stock or into shares of any other class of stock of the Corporation or the securities of any other corporation, and the rate or basis, time, manner, terms and conditions of exchange or conversion or the method by which the same shall be determined; and

                 (viii) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

         The Board of Directors shall fix the terms of each series of the Preferred Stock by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Amended and Restated Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Stock.

         1.2 STATUS OF CERTAIN SHARES. Shares of any series of the Preferred Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock.

         1.3 CHANGES IN NUMBER OF AUTHORIZED SHARES. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the express terms of the Preferred Stock or any series thereof as fixed or determined pursuant to this Section 1 of this Article FOURTH.

         SECTION 2.  COMMON STOCK.

         2.1 ISSUANCE, CONSIDERATION AND TERMS. Any unissued or treasury shares of the Common Stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be of equal rank and shall be identical to every other share of Common Stock. Holders of Common Stock shall have such rights as are provided herein and by law.

         2.2 VOTING RIGHTS. Except as expressly required by law or as provided in or fixed and determined pursuant to Section 1 of this Article FOURTH, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share standing in such holder's name on the books of the Corporation.

         2.3 DIVIDENDS. Subject to Section 1 of this Article FOURTH, the holders of Common Stock shall be entitled to receive, and shall share equally share for share, when and as declared by the Board of

Directors, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

         FIFTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Board of Directors of the Corporation would have if there were no vacancies (the "WHOLE BOARD") or by the Chairman of the Board of Directors of the Corporation and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "VOTING STOCK") then outstanding, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article FIFTH.

         SIXTH: The following provisions of this Article SIXTH shall apply with respect to the Board of Directors of the Corporation:

         SECTION 1.  NUMBER, ELECTION AND TERMS.

         Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any shares of the Preferred Stock or any series thereof having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than two). So long as there shall be more than two directors, the directors, other than those who may be elected by the holders of any shares of Preferred Stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into, three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified. Election of directors need not be by written ballot unless and to the extent that the Bylaws of the Corporation so provide.

         SECTION 2.  STOCKHOLDER NOMINATIONS AND PROPOSALS.

         Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the Bylaws of the Corporation, as amended and in effect from time to time.

         SECTION 3.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of the Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 4.  REMOVAL.

         Subject to the rights of any class or series of the Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

         SECTION 5.  AMENDMENT, REPEAL, ETC.

         Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SIXTH.

         SEVENTH:         The Bylaws of the Corporation may be altered or
repealed and new Bylaws may be adopted either: (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with this sentence, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and provided, further, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting; or
(2) by the affirmative vote of a majority of the Whole Board.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

         EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article ELEVENTH, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Articles FIFTH, SIXTH, SEVENTH or EIGHTH hereof.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Corporation Law as the same exists or hereafter may be amended. Neither the amendment nor repeal of this Article NINTH shall eliminate or reduce the effect of Section 1 of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH would accrue or arise, prior to such amendment or repeal.

         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH: The Corporation shall indemnify the persons described in the following provisions of this Article ELEVENTH to the extent set forth herein:

         SECTION 1.  INDEMNIFICATION.

         Each person who was or is made a party to, or is threatened to be made a party to, or who was or is made a nonparty witness or otherwise involved as a nonparty in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "PROCEEDING") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Corporation Law (as the same now exists or hereafter may be amended, but in the event of any such amendment only to the extent that such amendment authorizes broader indemnification rights than the Corporation Law permitted prior to such amendment) from and against any and all liability, loss and expense (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding and any appeal therefrom and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that, except as provided in Section 2 of this Article ELEVENTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this Article ELEVENTH shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation shall be paid within 30 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article ELEVENTH or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article ELEVENTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         SECTION 2.  RIGHT OF CLAIMANT TO BRING SUIT.

         If a claim under Section 1 of this Article ELEVENTH is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 3.  NON-EXCLUSIVITY OF RIGHTS.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article ELEVENTH shall in any way diminish or adversely affect the rights herein conferred on any director or officer of the Corporation, or any other person specified herein, in respect of any occurrence or matter arising prior to any such repeal or modification.

         SECTION 4.  INSURANCE.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation Law.

         SECTION 5.  SEVERABILITY.

         If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article ELEVENTH (including, without limitation, each such portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary as of this 2nd day of September, 1996.

                                        UNIDYNE CORPORATION



                                        BY:
                                            ---------------------
                                            ROBERT M. BERNSTEIN
                                            PRESIDENT

ATTEST:




---------------------------
HARVEY KRAVETZ
SECRETARY

                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED BYLAWS

                                       of



                              UNIDYNE CORPORATION




                          As adopted September 3, 1996

                              UNIDYNE CORPORATION

                             A DELAWARE CORPORATION

                                     BYLAWS

                             ----------------------

                                   ARTICLE I

                                  STOCKHOLDERS

                          SECTION 1.1  ANNUAL MEETING.  An annual meeting of
stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

                          SECTION 1.2  SPECIAL MEETINGS.  Special meetings of
stockholders for any purpose or purposes may be held at any time upon call of the Chairman, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice.

                          SECTION 1.3  NOTICE OF MEETINGS.  Written notice of
stockholders' meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the President or the Secretary to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

                          SECTION 1.4  QUORUM.  Except as otherwise provided by
law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section l.5 of these Bylaws until a quorum shall attend.

                          SECTION 1.5  ADJOURNMENT.  Any meeting of
stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                          SECTION 1.6  ORGANIZATION.  The Chairman shall call
to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the corporation to act as chairman of any meeting in the absence of the Chairman. The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

                          SECTION 1.7  VOTING.  Except as otherwise provided by
law or in the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the corporation entitled to elect such directors.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                          SECTION 2.1  NUMBER AND TERM OF OFFICE.  The
business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of no less than three and no more than seven; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The Board of Directors shall be divided into three classes, which are hereby designated Class A, Class B and Class C. The term of office of the initial Class A directors shall expire at the next annual meeting of shareholders, that of the initial

Class B directors at the second succeeding annual meeting of shareholders, and that of the initial Class C directors at the third succeeding annual meeting of shareholders. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders, and each shall serve until his respective successor has been elected and qualified. Directors need not be shareholders.

                          SECTION 2.2  MEETINGS.  Regular meetings of the Board
of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the President or by one of the directors then in office.
                          SECTION 2.3  NOTICE OF SPECIAL MEETINGS.  The
Secretary, or in his absence any other officer of the corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors at least twenty-four hours before the meeting, whether by mail, telegram, cable, radiogram, or personal service. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

                          SECTION 2.4  QUORUM AND ORGANIZATION OF MEETINGS.  A
majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.
Meetings shall be presided over by the Chairman, or in the absence of the Chairman, by such other person as the directors may select. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                          SECTION 2.5  COMMITTEES.  The Board of Directors may,
by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the

General Corporation Law of the State of Delaware. Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

                          SECTION 2.6  ACTION WITHOUT MEETING.  Nothing
contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

                          SECTION 2.7  TELEPHONE MEETINGS.  Nothing contained
in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    OFFICERS

                          SECTION 3.1  EXECUTIVE OFFICERS.  The executive
officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

                          SECTION 3.2  POWERS AND DUTIES.  The Chairman shall
preside at all meetings of the stockholders and of the Board of Directors. In the absence of the Chairman, the President, or a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the Chairman. The officers and agents of the corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                     RESIGNATIONS, REMOVALS, AND VACANCIES

                          SECTION 4.1  RESIGNATIONS.  Any director or officer
of the corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                          SECTION 4.2  REMOVALS.  (a)  The Board of Directors,
by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

                          (b)  Any director or the entire Board of Directors
may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

                          SECTION 4.3  VACANCIES.  Any vacancy in the office of
any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

                                   ARTICLE V

                                 CAPITAL STOCK

                          SECTION 5.1  STOCK CERTIFICATES.  The certificates
for shares of the capital stock of the corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

                          SECTION 5.2  TRANSFER OF SHARES.  Shares of the
capital stock of the corporation may be transferred on the books of the corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the corporation or its transfer agent of the certificate representing such stock properly endorsed.

                          SECTION 5.3  FIXING RECORD DATE.  In order that the
corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                          SECTION 5.4  LOST CERTIFICATES.  The Board of
Directors or any transfer agent of the corporation may direct a new certificate or certificates representing stock of the corporation to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

                          SECTION 5.5  REGULATIONS.  The Board of Directors
shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the corporation.

                                   ARTICLE VI

                                 MISCELLANEOUS

                          SECTION 6.1  CORPORATE SEAL.  The corporate seal
shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors.

                          SECTION 6.2  FISCAL YEAR.  The fiscal year of the
corporation shall begin on the 1st day of January in each year and terminate on the 31st day of December in each succeeding year.

                          SECTION 6.3  NOTICES AND WAIVERS THEREOF.  (a)
Whenever any notice whatever is required by law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or radiogram, addressed to such address as appears on the books of the corporation. Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

                          (b)  Whenever any notice is required to be given by
law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

                          SECTION 6.4  STOCK OF OTHER CORPORATIONS OR OTHER
INTERESTS. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the corporation as may be from time to time authorized by the Board of Directors or the President shall have full power and authority on behalf of this corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities opound sterling any corporation or other entity in which this corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this corporation.

                                  ARTICLE VII

                                   AMENDMENTS

                          The holders of shares entitled at the time to vote
for the election of directors shall have power to adopt, amend, or repeal the Bylaws of the corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a majority of the entire Board. However, any Bylaw adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.